UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-263759

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sales of Equity Securities.

On March 6, 2023, Shepherd’s Finance, LLC (the “Registrant”) sold 17,371.01 Class A common units (the “Common Units”) to its existing holders of Common Units, for the total price of approximately $1,460,300 (collectively, the “Common Units Sale Transactions”). The Common Units Sale Transactions were effected in private transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act. The Common Units Sale Transactions did not involve any public offering, were made without general solicitation or advertising, and the buyers represented to the Registrant that they were each an “accredited investor” as defined under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Common Units.

Item 8.01.	Other Events.

On March 6, 2023, the Registrant redeemed 100% of its ownership of Series A Preferred Units in Benjamin Marcus Homes, LLC, and converted the proceeds of $561,800 to debt under its development line of credit with the Hoskins Group.

On March 3, 2023, the Registrant redeemed 100% of the outstanding Series B Preferred Units of the Registrant, constituting 19 units, at a redemption price of $1,900,000. In addition, the Registrant redeemed 11.78109 of the Series C Preferred Units of the Registrant, held by the Registrant’s CEO and his wife, at a redemption price of $1,178,109, all of which was reinvested in Common Units.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: March 10, 2023	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager